EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan and the Employee Stock Purchase Plan of Receptos, Inc. of our report dated March 6, 2014, with respect to the consolidated financial statements of Receptos, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
May 12, 2014